Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
TTP MERGER SUB, INC.
a Delaware corporation
at
$2.00 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE ONE OR MORE PAYMENTS IN CASH, CURRENTLY ESTIMATED TO BE UP TO APPROXIMATELY $1.48 PER CVR, CONTINGENT UPON THE ACHIEVEMENT OF CERTAIN MILESTONES AND ASSUMING THE ANTICIPATED MAXIMUM NUMBER OF CVRS ARE ISSUED
Pursuant to the Offer to Purchase
Dated June 29, 2020
by
TTP MERGER SUB, INC.
a wholly owned subsidiary of
LA JOLLA PHARMACEUTICAL COMPANY
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON JULY 27, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
June 29, 2020
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated June 29, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by TTP Merger Sub, Inc., a Delaware corporation (“Purchaser”), a wholly owned subsidiary of La Jolla Pharmaceutical Company, a California corporation (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Tetraphase Pharmaceuticals, Inc., a Delaware corporation (“Tetraphase”), at a price of $2.00 per Share, to the holder in cash, without interest and subject to any withholding of taxes, plus one non-transferable contractual contingent value right (each, a “CVR”) per Share, which CVR represents the right to receive one or more payments in cash, currently estimated to be up to approximately $1.48 per CVR, assuming the anticipated maximum number of CVRs are issued and contingent upon the achievement of certain milestones (the “Offer Price”), upon the terms and subject to the conditions of the Offer.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:
1. The offer price for the Offer is $2.00 per Share in cash, without interest and subject to any withholding of taxes, plus one non-transferable contractual CVR per Share, which represents the right to receive one or more payments in cash, currently estimated to be up to approximately $1.48 per CVR, assuming the anticipated maximum number of CVRs are issued and contingent upon the achievement of certain specified milestones, upon the terms and subject to the conditions of the Offer.
2. The Offer is being made for all outstanding Shares.
3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 24, 2020 (together with any amendments or supplements thereto, the “Merger Agreement”), among Tetraphase, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Tetraphase, without a meeting of Tetraphase’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and Tetraphase will be the surviving corporation and a direct wholly owned subsidiary of Parent (such merger, the “Merger”). Certain obligations of Parent under the Merger Agreement have been guaranteed by Tang Capital Partners, LP, a Delaware limited partnership, pursuant to a guarantee agreement dated as of June 24, 2020. At the effective time of the Merger, all then outstanding Shares (other than: (i) Shares held by Tetraphase (or held in Tetraphase’s treasury); (ii) Shares held by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent; and (iii) Shares held by stockholders immediately prior to the effective time of the Merger who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither effectively withdrawn nor lost such rights to appraisal and payment) will be converted into the right to receive consideration equal to the Offer Price, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
4. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on July 27, 2020, unless the Offer is extended by Purchaser or earlier terminated.
5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.
6. Tendering stockholders who are record owners of their Shares and who tender directly to Broadridge Corporate Issuer Solutions, Inc., the depositary and paying agent for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.
If you wish to have us tender any or all of your Shares, then please instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
TETRAPHASE PHARMACEUTICALS, INC.
a Delaware corporation
at
$2.00 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE ONE OR MORE PAYMENTS IN CASH, CURRENTLY ESTIMATED TO BE UP TO APPROXIMATELY $1.48 PER CVR, CONTINGENT UPON THE ACHIEVEMENT OF CERTAIN MILESTONES AND ASSUMING THE ANTICIPATED MAXIMUM NUMBER OF CVRS ARE ISSUED
Pursuant to the Offer to Purchase dated June 29, 2020
by
TTP MERGER SUB, INC.
a wholly owned subsidiary of
LA JOLLA PHARMACEUTICAL COMPANY
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 29, 2020 (“Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute, the “Offer”), in connection with the offer by TTP Merger Sub, Inc., a Delaware corporation (“Purchaser”), a wholly owned subsidiary of La Jolla Pharmaceutical Company, a California corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Tetraphase Pharmaceuticals, Inc., a Delaware corporation, at a price of $2.00 per Share, to the holder in cash, without interest and subject to any withholding of taxes, plus one non-transferable contractual contingent value right (each, a “CVR”) per Share, which CVR represents the right to receive one or more payments in cash, currently estimated to be up to approximately $1.48 per CVR, assuming the anticipated maximum number of CVRs are issued and contingent upon the achievement of certain milestones, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).
Dated:
Signature(s)

Please Print Name(s)
Address:
(Include Zip Code)
Area Code and Telephone No.
Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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